Exhibit 21
List of Subsidiaries of the Company
Mentor Graphics Subsidiaries

Name	Jurisdiction of Incorporation
ATHDL Design Automation (India) Private Limited	India
Berkeley Design Automation Private Limited	India
Calypto Design Systems KK	Japan
Calypto Design Systems Korea Limited	Korea
Calypto Design Systems Private Limited	India
EverCAD Software Corp.	Taiwan
Flexras Technologies SAS	France
Flomerics Group Limited	United Kingdom
Flomerics India Private Limited	India
Flowmaster GmbH	Germany
Flowmaster Group N.V.	The Netherlands
Flowmaster Limited	United Kingdom
LogicVision India Private Limited	India
Mentor Graphics (Asia) Private Limited	Singapore
Mentor Graphics (Belgium) NV	Belgium
Mentor Graphics (Canada) Limited	Canada
Mentor Graphics (Deutschland) GmbH	Germany
Mentor Graphics (Espana) SL	Spain
Mentor Graphics (Finland) Oy	Finland
Mentor Graphics (France) SARL	France
Mentor Graphics (Holdings)	Cayman Islands
Mentor Graphics (India) Private Limited	India
Mentor Graphics (Ireland) Limited	Ireland
Mentor Graphics (Korea) LLC	Korea
Mentor Graphics (Netherlands Antilles) N.V.	Curacao
Mentor Graphics (Netherlands) B.V.	The Netherlands
Mentor Graphics (Sales and Services) Private Limited	India
Mentor Graphics (Scandinavia) AB	Sweden
Mentor Graphics (Schweiz) AG	Switzerland
Mentor Graphics (Shanghai) Electronics Technology Co. Ltd.	China
Mentor Graphics (UK) Limited	United Kingdom
Mentor Graphics Development (Deutschland) GmbH	Germany
Mentor Graphics Development (Finland) Oy	Finland
Mentor Graphics Development Crolles SARL	France
Mentor Graphics Development Services (Israel) Limited	Israel
Mentor Graphics Development Services CJSC	Armenia
Mentor Graphics Development Services Limited	Ireland
Mentor Graphics Egypt	Egypt
Mentor Graphics Global Holdings LLC	Delaware, United States
Mentor Graphics International Unlimited	Isle of Man

Mentor Graphics Israel Limited	Israel
Mentor Graphics Japan Co. Ltd.	Japan
Mentor Graphics Magyarorszag Kft	Hungary
Mentor Graphics Morocco SARL	Morocco
Mentor Graphics Pakistan Development (Private) Limited	Pakistan
Mentor Graphics Polska Sp. z o.o.	Poland
Mentor Graphics Romania SRL	Romania
Mentor Graphics Technology (Shenzhen) Co. Ltd.	China
Mentor Graphics Torino SRL	Italy
Meta Systems SARL	France
Nimbic Chile SpA	Chile
XS Embedded (Shanghai) Co. Ltd.	China